Exhibit 99.1

indie Semiconductor Exceeds Q3 2023 Growth Expectations

•Delivers Q3 Revenue of $60.5M, up 101% YoY and 16% Sequentially
•Expands Non-GAAP Gross Margin 226 Basis Points YoY to 52.7%
•Guides Q4 2023 Revenue to $70M-$75M and non-GAAP EBITDA Breakeven
•Reiterates Plan to More than Double Revenue in 2023
•Raises Strategic Backlog to $6.3B, up from $4.3B last year and $2.6B in 2021

ALISO VIEJO, Calif. – November 9, 2023 – indie Semiconductor, Inc. (Nasdaq: INDI), an Autotech solutions innovator, today announced Q3 results for the period ended September 30, 2023. Third quarter revenue was up 101 percent from the same period a year ago and 16 percent sequentially to a record $60.5 million, slightly better than the Company’s guidance and consensus estimates. Non-GAAP gross margin expanded 226 basis points year-over-year to 52.7 percent. On a GAAP basis, third quarter 2023 operating loss was $36.1 million compared to $25.9 million a year ago and $16.3 million in the second quarter of 2023. Non-GAAP operating loss for the third quarter of 2023 was $13.0 million, a further narrowing versus $15.8 million during the same period last year and $16.3 million in the second quarter of 2023, reflecting higher revenue, improving gross margin and operating expense leverage.

“indie posted solid third quarter results against a challenging macroeconomic backdrop, once again well above market growth rates, driven by increasing demand for indie’s highly differentiated Autotech solutions," said Donald McClymont, indie’s co-founder and chief executive officer. "Based on our ADAS, User Experience and Electrification design win traction, I’m pleased to report our strategic backlog has further increased to $6.3 billion, up from $4.3 billion last year and $2.6 billion in 2021. In fact, our commercial success has made indie the fastest-growing semiconductor company in the world, among 224 peers, over the past two years based on a recent assessment by Morgan Stanley. At the same time and perhaps more importantly, indie is the only semiconductor company from the 2021 IPO class that is expected to achieve non-GAAP EBITDA breakeven in the current quarter. With our world class design team, extensive product portfolio and leadership customer base including virtually every single OEM and tier one, backed by a highly scalable supply chain and augmented by successful bolt-on acquisitions, indie has never been better positioned to capitalize on the $48 billion Autotech market opportunity.”

Business Highlights

•Secured ADAS Computer Vision program win at a leading North American automotive OEM
•Ramped Advanced Lighting solutions for enhanced in-cabin applications
•Captured Qi2.0 Wireless Charging designs at a US carmaker
•Introduced breakthrough fully integrated 240 GHz radar front-end (RFE) silicon receiver
•Entered a development contract with a leading aerial mobility OEM leveraging SuryaTM FMCW LiDAR solution
•Acquired Exalos for Super Luminescent LEDs enabling in-cabin head-up displays plus semiconductor optical amplifiers for LiDAR applications
•Launched and completed warrant exchange program to minimize future equity dilution

Q4 2023 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures.

“Given the strength of our order visibility and new product pipeline, we plan to continue to far outpace our addressable markets over the long run,” said Thomas Schiller, indie’s chief financial officer and executive vice president of strategy. “For the fourth quarter of this year, we expect accelerating revenue growth to the $70-$75 million range with sustained non-GAAP gross margin expansion on a year-over-year basis and operating expense leverage. Accordingly, we intend to reach non-GAAP EBITDA breakeven in the current period, representing a key milestone toward realizing our target model of 60 percent gross and 30 percent operating margins.”
indie’s Q3 2023 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its third quarter 2023 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (877) 451-6152 (domestic) or (201) 389-0879 (international).

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on November 9, 2023 until 11:59 p.m. Eastern time on November 23, 2023 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Replay Pin Number: 13742118.

About indie

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on developing innovative, high-performance and energy-efficient technology for ADAS, user experience and electrification applications. Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide. Headquartered in Aliso Viejo, CA, indie has design centers and regional support offices across the United States, Canada, Argentina, Scotland, England, Germany, Hungary, Morocco, Israel, Japan, South Korea, Switzerland and China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including expectations regarding our strategic backlog and our serviceable market opportunity, expectations regarding our guidance for top line growth, non-GAAP financial metrics such as gross margin, operating margin, operating income (loss) and our belief that we are on track to reach non-GAAP EBITDA breakeven in the fourth quarter 2023, and our ability to gain design win momentum across ADAS, vehicle electrification and user experience applications and capitalize on these growing trends and the resulting $48 billion Autotech market opportunity. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 28, 2023 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impacts of the ongoing conflicts in Ukraine and the Middle East, our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

In addition, our strategic backlog estimate included herein represents the revenue we expect to recognize from product orders within the next ten years. The estimate of our strategic backlog requires substantial judgment and is based on a number of assumptions, including management’s current assessment of customer and third-party contracts that exist as of the date the estimate is made, as well as revenues from expected contract renewals and/or expected design wins, to the extent that we believe that recognition of the related revenue will be realizable within the next ten years. Although we believe the assumptions underlying our strategic backlog estimate are reasonable, they are not guarantees and we can give no assurance that we will be able to recognize the revenues reflected in the strategic backlog estimate. A number of factors could result in actual revenues being less than the amounts reflected in strategic backlog. Our customers or third-party partners may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions within their industries or geographic locations, we may experience delays in the development or delivery of products or services specified in customer contracts, or we may be unable to win competitive bid selection processes or achieve additional design wins on the timeline currently anticipated or at all. Accordingly, there can be no assurance that contracts, renewals or expected design wins included in strategic backlog will actually generate the specified revenues. Additionally, because strategic backlog estimates are operating metrics, the estimates are not required to be subject to the same level of internal review or controls as a U.S. generally accepted accounting principles (“GAAP”) financial measures.

Media Inquiries
media@indiesemi.com

Investor Relations
ir@indiesemi.com

#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue:
Product revenue	$53,363	$24,425	$132,471	$62,963
Contract revenue	7,113	5,591	20,565	14,807
Total revenue	60,476	30,016	153,036	77,770
Operating expenses:
Cost of goods sold	35,187	14,970	91,370	44,340
Research and development	41,594	30,229	120,226	88,195
Selling, general, and administrative	19,841	10,676	55,292	35,403
Total operating expenses	96,622	55,875	266,888	167,938
Loss from operations	(36,146)	(25,859)	(113,852)	(90,168)
Other income (expense), net:
Interest income	1,858	612	6,147	820
Interest expense	(2,242)	(166)	(6,534)	(491)
Gain (loss) from change in fair value of warrants	15,660	(19,059)	(6,626)	48,595
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	3,535	(121)	4,208	3,546
Other income (expense)	(692)	24	(263)	3
Total other income (expense), net	18,119	(18,710)	(3,068)	52,473
Net loss before income taxes	(18,027)	(44,569)	(116,920)	(37,695)
Income tax benefit (expense)	(650)	(863)	2,714	665
Net loss	(18,677)	(45,432)	(114,206)	(37,030)
Less: Net loss attributable to noncontrolling interest	(1,580)	(7,825)	(11,236)	(6,022)
Net loss attributable to indie Semiconductor, Inc.	$(17,097)	$(37,607)	$(102,970)	$(31,008)

Net loss attributable to common shares — basic	$(17,097)	$(37,607)	$(102,970)	$(31,008)
Net loss attributable to common shares — diluted	$(17,097)	$(37,607)	$(102,970)	$(31,008)

Net loss per share attributable to common shares — basic	$(0.12)	$(0.31)	$(0.73)	$(0.27)
Net loss per share attributable to common shares — diluted	$(0.12)	$(0.31)	$(0.73)	$(0.27)

Weighted average common shares outstanding — basic	146,962,717	120,507,152	140,198,899	116,272,459
Weighted average common shares outstanding — diluted	146,962,717	120,507,152	140,198,899	116,272,459

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$160,648	$321,629
Restricted cash	—	250
Accounts receivable, net	43,476	26,441
Inventory, net	39,505	13,256
Prepaid expenses and other current assets	26,304	12,290
Total current assets	269,933	373,866
Property and equipment, net	25,913	15,829
Intangible assets, net	196,424	63,117
Goodwill	309,525	136,463
Operating lease right-of-use assets	14,135	12,055
Other assets and deposits	3,594	2,021
Total assets	$819,524	$603,351

Liabilities and stockholders' equity
Accounts payable	$19,617	$14,186
Accrued payroll liabilities	13,057	11,541
Accrued expenses and other current liabilities	104,857	13,159
Intangible asset contract liability	6,517	9,377
Current debt obligations	4,910	15,700
Total current liabilities	148,958	63,963
Long-term debt, net of current portion	156,472	155,699
Warrant liability	52,024	45,398
Intangible asset contract liability, net of current portion	—	4,177
Deferred tax liabilities, non-current	15,711	7,823
Operating lease liability, non-current	10,867	10,115
Other long-term liabilities	22,650	1,844
Total liabilities	$406,682	$289,019
Commitments and contingencies
Stockholders' equity
Preferred stock	$—	$—
Class A common stock	15	13
Class V common stock	2	2
Additional paid-in capital	780,627	568,564
Accumulated deficit	(346,786)	(243,816)
Accumulated other comprehensive loss	(20,343)	(11,951)
indie's stockholders' equity	413,515	312,812
Noncontrolling interest	(673)	1,520
Total stockholders' equity	412,842	314,332
Total liabilities and stockholders' equity	$819,524	$603,351

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Computation of non-GAAP gross margin:
GAAP revenue	$60,476	$30,016	$153,036	$77,770
GAAP cost of goods sold	35,187	14,970	91,370	44,340
Acquisition-related expenses	(881)	(118)	(5,984)	(860)
Amortization of intangible assets	(4,200)	103	(10,929)	(3,697)
Inventory cost realignments	(1,365)	—	(1,365)	—
Share-based compensation	(113)	(68)	(249)	(81)
Non-GAAP gross profit	$31,848	$15,129	$80,193	$38,068
Non-GAAP gross margin	52.7%	50.4%	52.4%	48.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Computation of non-GAAP operating loss:
GAAP loss from operations	$(36,146)	$(25,859)	$(113,852)	$(90,168)
Acquisition-related expenses	1,957	1,439	10,879	4,354
Amortization of intangible assets	6,991	(1,058)	17,732	5,700
Inventory cost realignments	1,365	—	1,365	—
Share-based compensation	12,793	9,663	37,711	30,845
Non-GAAP operating loss	$(13,040)	$(15,815)	$(46,165)	$(49,269)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Computation of non-GAAP net loss:
Net loss	$(18,677)	$(45,432)	$(114,206)	$(37,030)
Acquisition-related expenses	1,957	1,439	10,879	4,354
Amortization of intangible assets	6,991	(1,058)	17,732	5,700
Inventory cost realignments	1,365	—	1,365	—
Share-based compensation	12,793	9,663	37,711	30,845
(Gain) loss from change in fair value of warrants	(15,660)	19,059	6,626	(48,595)
(Gain) loss from change in fair value of contingent considerations and acquisition-related holdbacks	(3,535)	121	(4,208)	(3,546)
Other expense	692	—	263	—
Non-cash interest expense	222	75	721	226
Income taxes (benefits) expense	650	863	(2,714)	(665)
Non-GAAP net loss	$(13,202)	$(15,270)	$(45,831)	$(48,711)

Three Months Ended September 30, 2023
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	146,962,717
Weighted Average Class V common stock - Basic	18,994,332
Escrow Shares	1,725,000
TeraXion Unexercised Options	927,176
Non-GAAP share count	168,609,225

Non-GAAP net loss	$(13,202)
Non-GAAP net loss per share	$(0.08)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net loss, (iv) non-GAAP EBITDA, (v) non-GAAP share count and (v) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-

GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (expenses). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments and (iv) share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (expenses). We calculate non-GAAP share count by adding to GAAP weighted average common share outstanding (i) weighted average Class A common stock, (ii) weighted average Class V common stock, (iii) Escrow Shares and (iv) vested but unexercised options issued as part of the TeraXion acquisition. Non-GAAP net loss per share is calculated by non-GAAP loss divided by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, fair value charges incurred upon the sale of acquired inventory, accounting impact to the cost of goods sold due to one-time inventory costing realignment with a specific supplier and acquisition-related professional fees and legal expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Amortization expenses - related to the amortization expense for acquired intangible assets and certain license rights.

Inventory cost realignments - related to the supplier allocation premiums introduced during COVID that is currently incorporated in our inventory cost but have since been eliminated going forward. The impact of this premium is deemed non-recurring and therefore not considered by management in its evaluation of the ongoing performance of the business.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees (including those granted in lieu of cash compensation) and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (expense) - related to the estimated income tax benefit (expense) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Beginning in Q4 2023, management will add non-GAAP EBITDA, which removes non-recurring, irregular and one-time items that may distort EBITDA, to the current non-GAAP financial measures. We will calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of property, plant and equipment, (iv) inventory cost realignments, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (expenses).

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, such as our forward-looking outlook for non-GAAP EBITDA, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.